Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the First Quarter of Fiscal Year 2017 and Provides Conference Call Information

Conference Call Scheduled for Thursday, August 11th at 11:00 AM EDT

Northvale, NJ – August 9, 2016: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the three months ended June 30, 2016, the first quarter of its 2017 fiscal year.

Consolidated revenues for the first quarter were $3.3 million, an increase of approximately 51% over revenues of the first quarter of the prior year. This increase is due to the continued growth in both manufacturing and license revenues. Manufacturing revenues grew by 52%, from $1.7 million last year to $2.7 million in the current year quarter. License fees increased by 47%, from $0.5 million last year to $0.7 million in the quarter ended June 30, 2016. The primary driver of this growth is the continued expansion and establishment of Elite’s generic product lines in the market.

“After three straight years of record revenues, Fiscal 2017 begins with another strong quarter with revenues continuing their upward trend,” commented Nasrat Hakim, Elite’s President and CEO. “Further, we are moving ahead with a plan to address the items listed by the FDA for SequestOX™ and will continue developing our abuse-deterrent product pipeline while growing our generic line.”

Conference Call Information

Elite’s management will host a conference call to discuss the first quarter of fiscal year 2017 financial results and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	Thursday, August 11, 2016

Time:	11:00 AM EDT

Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)

Conference number:	98840

Questions:	dianne@elitepharma.com by 6:00 PM EDT on Wednesday, August 10, 2016

Audio Replay:	http://ir.elitepharma.com/events_presentations

The financial statements can be viewed for Elite’s First Quarter of Fiscal Year 2017 on Form 10-Q here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic and OTC products which have been licensed to TAGI Pharma, Epic Pharma and Valeant Pharmaceuticals International. Elite currently has eight commercial products being sold, additional approved products pending manufacturing site transfer and the NDA for SequestOx™, for which it just received the CRL from the FDA. Elite’s lead pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite also provides contract manufacturing for Ascend Laboratories (a subsidiary of Alkem Laboratories Ltd.). Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, the steps Elite may take as a result of the CRL, the results of an End of Review Meeting and what actions the FDA may require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, intellectual property protections and defenses, and the Elite’s ability to operate as a going concern, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
Dianne@elitepharma.com
www.elitepharma.com